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                                                                  Exhibit 10.13



                                  AMENDMENT TO
                          KEYCORP AMENDED AND RESTATED
                          1991 EQUITY COMPENSATION PLAN

         Pursuant to the direction of the Compensation and Organization Committee of KeyCorp's Board of Directors, the KeyCorp Amended and Restated 1991 Equity Compensation Plan (the "Plan") is hereby amended as provided herein. Terms not specifically defined herein shall have the meanings set forth in the Plan.

         1.       Section 2.5 of the Plan is hereby amended to read as follows:

                  "2.5 Change of Control. A "Change of Control" shall be deemed to have occurred if at any time after the date of the grant of the relevant Award there is a Change of Control under any of clauses (a),
         (b), (c), or (d) below. For these purposes, the Corporation will be deemed to have become a subsidiary of another corporation if any other corporation (which term shall include, in addition to a corporation, a limited liability company, partnership, trust, or other organization) owns, directly or indirectly, 50 percent or more of the total combined outstanding voting power of all classes of stock of the Corporation or any successor to the Corporation.

                 (a)   A Change of Control will have occurred under this clause
         (a) if the Corporation is a party to a transaction pursuant to which the Corporation is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation and either

                 (i) immediately after giving effect to that transaction, less than 65% of the then outstanding voting securities of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation represent or were issued in exchange for voting securities of the Corporation outstanding immediately prior to the transaction, or

                 (ii) immediately after giving effect to that transaction, individuals who were directors of the Corporation on the day before the first public announcement of (A) the pendency of the transaction or (B) the intention of any person or entity to cause the transaction to occur, cease for any reason to constitute at least 51% of the directors of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation.

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                  (b) A Change of Control will have occurred under this clause
         (b) if a tender or exchange offer shall be made and consummated for 35% or more of the outstanding voting stock of the Corporation or any person (as the term "person" is used in Section 13(d) and Section 14(d)(2) of the 1934 Act) is or becomes the beneficial owner of 35% or more of the outstanding voting stock of the Corporation or there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as adopted under the 1934 Act, disclosing the acquisition of 35% or more of the outstanding voting stock of the Corporation in a transaction or series of transactions by any person (as defined earlier in this clause (b)).

                  (c) A Change of Control will have occurred under this clause (c) if either

                  (i) without the prior approval, solicitation, invitation, or recommendation of the Corporation's Board of Directors any person or entity makes a public announcement of a bona fide intention (A) to engage in a transaction with the Corporation that, if consummated, would result in a Change Event (as defined below in this clause (c)), or (B) to "solicit" (as defined in Rule 14a-1 under the 1934
                           Act) proxies in connection with a proposal that is not approved or recommended by the Corporation's Board of Directors, or

                  (ii) any person or entity publicly announces a bona fide intention to engage in an election contest relating to the election of directors of the Corporation (pursuant to Regulation 14A, including Rule 14a-11, under the 1934 Act), and, at any time within the 24 month period immediately following the date of the announcement of that intention, individuals who, on the day before that announcement, constituted the directors of the Corporation (the "Incumbent Directors") cease for any reason to constitute at least a majority thereof unless both (A) the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the Incumbent Directors in office at the time of the election or nomination for election of such new director, and (B) prior to the time that the Incumbent Directors no longer constitute a majority of the Board of Directors, the Incumbent Directors then in office, by a vote of at least 75% of their number, reasonably determine in good faith that the change in Board membership that has occurred before the date of that determination and that is anticipated to thereafter occur within the balance of the 24 month period to cause the Incumbent Directors to no longer be a majority of the Board of Directors was not caused by or attributable to,

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         in whole or in any significant part, directly or indirectly, proximately or remotely, any event under subclause (i) or (ii) of this clause (c).

         For purposes of this clause (c), the term "Change Event" shall mean any of the events described in the following subclauses (x), (y), or (z) of this clause (c):

                  (x) A tender or exchange offer shall be made for 25% or more of the outstanding voting stock of the Corporation or any person (as the term "person" is used in Section 13(d) and Section 14(d)(2) of the 1934 Act) is or becomes the beneficial owner of 25% or more of the outstanding voting stock of the Corporation or there is a report filed on Schedule 13D or
                  Schedule 14D-1 (or any successor schedule, form, or report), each as adopted under the 1934 Act, disclosing the acquisition of 25% or more of the outstanding voting stock of the Corporation in a transaction or series of transactions by any person (as defined earlier in this subclause (x)).

                  (y) The Corporation is a party to a transaction pursuant to which the Corporation is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation and, after giving effect to such transaction, less than 50% of the then outstanding voting securities of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation represent or were issued in exchange for voting securities of the Corporation outstanding immediately prior to such transaction or less than 51% of the directors of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation were directors of the Corporation immediately prior to such transaction.

                  (z) There is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation.

                  (d) A Change of Control will have occurred under this clause
         (d) if there is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation."

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         2.       A new Section 27 shall be added to the Plan, which Section 27 shall read as follows:

                  "27. PLAN EFFECTIVE DATE. The Plan, originally named the Society Corporation 1991 Equity Compensation Plan, was approved by the Corporation's shareholders at the Annual Meeting of Shareholders held on April 16, 1991 and became effective on that date. On March 17, 1994, the Corporation's Board of Directors adopted, subject to shareholder approval, certain amendments to the Plan, then renamed the KeyCorp Amended and Restated 1991 Equity Compensation Plan. The shareholders approved these amendments at the Corporation's Annual Meeting of Shareholders held on May 19, 1994. The Plan was further amended by action of the Committee on July 17, 1996 to amend the definition of Change of Control as set forth in Section 2.5 of the Plan, which amendment was effective as of January 1, 1996. If the Corporation hereafter enters into a transaction intended to be accounted for as a pooling of interests and the Committee determines, based on the written advice of the Corporation's independent accountants, that the July 17, 1996 amendment or the operation thereof would conflict with or jeopardize the pooling of interests accounting treatment for such transaction, then the July 17, 1996 amendment shall be inoperative and shall be treated as if it had never been effected so that the definition of Change of Control would be as in effect prior to such amendment."

         3. If the Corporation hereafter enters into a transaction intended to be accounted for as a pooling of interests and the Committee determines, based on the written advice of the Corporation's independent accountants, that this amendment or the operation hereof would conflict with or jeopardize the pooling of interests accounting treatment for such transaction, then this amendment shall be inoperative and shall have no force or effect and the Plan shall be as in effect prior to this amendment.

         4. Except as provided in the preceding paragraph, this amendment shall be effective as of January 1, 1996 and shall apply to all Options granted on and after that date unless expressly provided otherwise in the relevant Award Instrument.

         IN WITNESS WHEREOF, the undersigned has set his hand as of July 17, 1996.



                                    -----------------------------------
                                    Roger Noall
                                    Senior Executive Vice President and
                                    Chief Administrative Officer
                                    KeyCorp



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